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Exhibit (2)(c)

                            CERTIFICATE OF AMENDMENT
                                      TO
                                RESTATED BY-LAWS
                                       OF
                    UBS PAINEWEBBER MANAGED MUNICIPAL TRUST


     The undersigned, being Vice President and Secretary of UBS PaineWebber Managed Municipal Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted resolutions which amend the Restated By-Laws of the Trust dated November 19, 1997, as amended (the "By-Laws"), in the manner provided in the By-Laws, at a meeting held on May 8, 2003, and that the amendment becomes effective June 9, 2003, as follows:

            Trust Name

            The name of the Trust was changed from "UBS PaineWebber Managed Municipal Trust" to "UBS Managed Municipal Trust" effective June 9, 2003. Therefore, effective as of such date, Article I, Section 1.01 of the By-Laws reads as follows:

            "Section 1.01. Declaration of Trust: These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the Declaration of Trust"), of UBS Managed Municipal Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust")."

Dated: June 3, 2003

                                           By:    /s/ Amy R. Doberman
                                                  -------------------
                                           Name:  Amy R. Doberman
                                           Title: Vice President and Secretary


New York, New York (ss)

On this 3rd day of June, 2003, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.

                                            /s/ Evelyn De Simone
                                            --------------------
                                            Notary Public